EXHIBIT 99.2

Statement Under Oath of
Principal Financial Officer
Regarding Facts and Circumstances Relating to Exchange Act Filings

I, George B. Sundby, state and attest that:

1)	To the best of my knowledge, based upon a review of the covered reports of ABM Industries Incorporated and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date of which it was filed).

2)	I have reviewed the contents of this statement with the Company’s audit committee.

3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	Annual Report of Form 10-K for the fiscal year ended October 31, 2001, of ABM Industries Incorporated, filed with the Commission on December 21, 2001;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of ABM Industries Incorporated filed with the Commission subsequent to the filing of the Form 10-K above; and

•	any amendments to any of the foregoing.

/s/ George B. Sundby

George B. Sundby Senior Vice President and Chief Financial Officer (Principal Financial Officer) September 11, 2002	Subscribed and sworn to before me this 11th day of September 2002.
/s/ Karen C. Hewitt
Notary Public